CONTACT:
U.S. Physical Therapy, Inc.
Carey Hendrickson, Chief Financial Officer
          Email: Chendrickson@usph.com
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Reports
Second Quarter 2021 Results

Management Raises Earnings Guidance

Company Increases Quarterly Dividend

Houston, TX, August 5, 2021 – U.S. Physical Therapy, Inc. ("USPH" or the “Company”) (NYSE: USPH), a national operator of outpatient physical therapy clinics and provider of industrial injury prevention services, today reported results for the second quarter and six months ended June 30, 2021 (“2021 Second Quarter” and “2021 Six Months”, respectively).

HIGHLIGHTS

•
Operating Results (defined below) per diluted share for the 2021 Second Quarter was $0.96, a record-high for the Company (exclusive of Relief Funds (defined below) in the fourth quarter of 2020).  2021 Operating Results per diluted share increased $0.57, or 146.2%, from Operating Results per diluted share of $0.39 for the second quarter ended June 30, 2020 (“2020 Second Quarter”). Inclusive of Relief Funds, Operating Results for the 2020 Second Quarter was $0.74 per diluted share. Operating Results per diluted share for the 2021 Second Quarter was $0.15, or 18.5%, higher than the $0.81 per diluted share for the pre-pandemic second quarter of 2019 (“2019 Second Quarter”).

•
Adjusted EBITDA (defined below) was $21.8 million for the 2021 Second Quarter, a record-high for the Company (exclusive of Relief Funds in the fourth quarter of 2020).  2021 Adjusted EBITDA increased $2.8 million, or 14.5%, from Adjusted EBITDA of $19.0 million for the 2020 Second Quarter, which included $8.0 million in Relief Funds.  Excluding Relief Funds, Adjusted EBITDA increased $10.7 million, or 97.1%, in the 2021 Second Quarter as compared to the 2020 Second Quarter.  2021 Second Quarter Adjusted EBITDA increased $2.7 million, or 14.1%, as compared to the 2019 Second Quarter. See pages 14 through 16 for a discussion and comparisons to results according to GAAP.

•
Average visits per clinic per day was 30.0 for the 2021 Second Quarter, the highest number of average visits per clinic per day for a quarter in the Company’s history, and exceeding pre-pandemic patient volume levels.  The 30.0 average visits per clinic per day for the 2021 Second Quarter was 58.7% higher than the 18.9 average visits per clinic per day for the 2020 Second Quarter and was 6.4% higher than the 28.2 average visits per clinic per day for the 2019 Second Quarter.

•
The net rate per patient visit of $104.46 for the 2021 Second Quarter was consistent with the net rate per patient visit of $104.72 in the first quarter of 2021.  Net rate per patient visit was $106.97 for the 2020 Second Quarter and $107.16 for the 2019 Second Quarter.

•
Net patient revenues was $113.2 million for the 2021 Second Quarter, an increase of 56.7% from $72.3 million for the 2020 Second Quarter.  Net patient revenues for the 2021 Second Quarter was only slightly less than net patient revenues of $113.4 million in the second quarter of 2019, even with 21 fewer clinics open on average in the 2021 Second Quarter than in the 2019 Second Quarter.

•
Net revenues was $126.9 million for the 2021 Second Quarter, a record-high for the Company.  2021 Second Quarter net revenues was $43.1 million, or 51.4%, higher than net revenues for the 2020 Second Quarter, and was $0.6 million, or 0.4%, higher than net revenues for the 2019 Second Quarter.

•	On June 30, 2021, the Company acquired 65% of the equity interest in an eight-clinic physical therapy practice.
•
The Company’s Board of Directors raised the Company’s quarterly dividend from $0.35 per share to $0.38 per share, an 8.6% increase, effective immediately, and declared a dividend for the third quarter of 2021 at the higher rate.

•
Management increased its range of earnings guidance for full year 2021 to Operating Results per share of $3.05 to $3.15 from the previous range of $2.68 to $2.78 due to the Company’s strong performance in the 2021 Second Quarter, the impact of the  acquisition closed in the 2021 Second Quarter and confidence in the sustainability of the Company’s performance for the remainder of 2021.

U.S. Physical Therapy Press Release	Page 2
August 5, 2021

SUMMARY OF 2021 SECOND QUARTER AND SIX MONTHS RESULTS

For the 2021 Second Quarter, USPH’s Operating Results was $12.4 million, or $0.96 per diluted share, an increase of 30.5% as compared to $9.5 million (inclusive of Relief Funds), or $0.74 per diluted share, for the 2020 Second Quarter. Operating Results per diluted share for the 2021 Second Quarter was also higher than the $0.81 per diluted share for the pre-pandemic 2019 Second Quarter by $0.15, or 18.5%. For the six months ended June 30, 2021 (“2021 Six Months”), USPH’s Operating Results was $20.6 million, or $1.60 per diluted share, an increase of 54.0%, as compared to $13.4 million, or $1.04 per diluted share, for the six months ended June 30, 2020 (“2020 Six Months”).  Operating Results per diluted share for the 2021 Six Months was also higher than the $1.47 per diluted share for the six months ended June 30, 2019 (“2019 Six Months) by $0.13, or 8.8%.  Operating Results, a non-Generally Accepted Accounting Principles (“GAAP”) measure, equals net income attributable to USPH diluted shareholders per the consolidated statements of income less gain on sale of partnership interests and clinics plus charges incurred for clinic closure costs and expenses related to CFO transition, all net of taxes. Also, Operating Results earnings per diluted share excludes the impact of the revaluation of redeemable non-controlling interest and the associated tax impact. See tables on pages 13 and 14.

For the 2021 Second Quarter, USPH’s net income attributable to its diluted shareholders was $12.4 million, as compared to $10.2 million for the 2020 Second Quarter and $14.6 million for the 2019 Second Quarter, which includes a $5.8 million gain on the sale of the Company’s interest in a physical therapy partnership on June 30, 2019.  For the 2021 Six Months, USPH’s net income attributable to its diluted shareholders was $20.6 million, as compared to $11.2 million for the 2020 Six Months and $23.0 million for the 2019 Six Months.  Inclusive of the charge or credit for revaluation of non-controlling interest, net of taxes, used to compute diluted earnings per diluted share in accordance with GAAP, the amount is $10.5 million, or $0.82 per diluted share, for the 2021 Second Quarter as compared to $12.7 million, or $0.99 per diluted share, for the 2020 Second Quarter, and $0.85 per diluted share for the 2019 Second Quarter.  Inclusive of the charge or credit for revaluation of redeemable non-controlling interest, net of taxes, used to compute diluted earnings per diluted share in accordance with GAAP, the amount is $13.3 million, or $1.03 per diluted share, for the 2021 Six Months  as compared to $15.3 million, or $1.19 per diluted share, for the 2020 Six Months, and $15.8 million or $1.24 per diluted share for the 2019 Six Months.  In accordance with current accounting guidance, the revaluation of redeemable non-controlling interest, net of taxes, is not included in net income but charged directly to retained earnings; however, the charge or credit for this change is included in the earnings per basic and diluted share calculation.  See the schedules on pages 15 and 16 for the computation of earnings per diluted share.  In 2020, the valuation of redeemable non-controlling interests decreased due to the results associated with the pandemic, therefore resulting in a credit to retained earnings. In 2021 and 2019, the valuations increased therefore there was a charge to retained earnings.

As previously disclosed in a series of filings with the SEC and further described in detail in our Quarterly Reports on Form 10-Q for the first three quarters of 2020 and our Annual Report on Form 10-K, the Company’s results were negatively impacted by the effects of the COVID-19 pandemic in the 2020. For 2021 periods as compared to 2020 periods, the increase in revenues and expenses are largely due to the Company returning to pre-pandemic volumes.

U.S. Physical Therapy Press Release	Page 3
August 5, 2021

Second Quarter 2021 Compared to Second Quarter 2020

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Reported net revenues for the 2021 Second Quarter was $126.9 million, an increase of 51.4% as compared to $83.9 million for the 2020 Second Quarter.  See table below for a detail of reported net revenues (in thousands):

	Three Months Ended
	June 30, 2021	June 30, 2020
Revenue related to Mature Clinics	$105,223	$69,567
Revenue related to 2021 Clinic Additions	2,458	-
Revenue related to 2020 Clinic Additions	5,531	1,952
Revenue from clinics sold or closed in 2021	24	102
Revenue from clinics sold or closed in 2020	2	658
Net patient revenues from physical therapy operations	113,238	72,279
Other revenue	918	328
Revenue from physical therapy operations	114,156	72,607
Management contract revenue	2,739	1,592
Industrial injury prevention services	10,033	9,658
Total Revenue	$126,928	$83,857

•
Net patient revenues from physical therapy operations increased $41.0 million, or 56.7%, to $113.2 million for the 2021 Second Quarter from $72.3 million for the 2020 Second Quarter. Included in net patient revenues are revenues related to clinics sold or closed in 2021 and 2020 of $26 thousand for the 2021 Second Quarter and $0.8 million for the 2020 Second Quarter. During the full year of 2020, the Company sold its interest in 14 clinics and closed 34 clinics.  For comparison purposes, net patient revenues from physical therapy operations, adjusted for revenue from the clinics sold or closed, was approximately $113.2 million for Second Quarter 2021, inclusive of $8.0 million related to clinics opened or acquired in the 2021 Second Quarter  (“2021 Clinic Additions”) and 2020 year (“2020 Clinic Additions”), together referred to as Clinic Additions, and $71.5 million for the Second Quarter 2020, inclusive of $2.0 million for 2020 Clinic Additions.  Net patient revenues related to clinics opened or acquired prior to 2020 and still in operation at June 30, 2021 (“Mature Clinics”) increased $35.7 million, or 51.3%, to $105.2 million for the 2021 Second Quarter compared to $69.6 million for the 2020 Second Quarter.

•
The average net patient revenue per visit was $104.46 for the 2021 Second Quarter as compared to $106.97 for the 2020 Second Quarter, including all clinics operational during such periods. Total patient visits increased 60.4% to 1,084,070 for the 2021 Second Quarter from 675,701 for the 2020 Second Quarter.

•	Revenue from physical therapy management contracts increased 72.0% to $2.7 million for the 2021 Second Quarter as compared to $1.6 million for the 2020 Second Quarter.

•	Revenue from the industrial injury prevention business increased 3.9% to $10.0 million for the 2021 Second Quarter as compared to $9.7 million for the 2020 Second Quarter.

•
Other miscellaneous revenue was $0.9 million for the 2021 Second Quarter and $0.3 million for the 2020 Second Quarter.  Other miscellaneous revenue includes a variety of services, including athletic trainers provided for schools and athletic events.

•
Total operating costs, excluding closure costs, was $92.6 million for the 2021 Second Quarter, or 73.0% of net revenues, an improvement of 390 basis points as compared to $64.5 million for the 2020 Second Quarter, or 76.9% of net revenues. Included in operating costs for the 2021 Second Quarter was $7.0 million related to Clinic Additions.  Operating costs for Mature Clinics increased by $22.2 million for the 2021 Second Quarter compared to the 2020 Second Quarter.  In addition, operating costs related to the industrial injury prevention business increased by $1.0 million.  See table below for a detail of operating costs, excluding closure costs (in thousands):

	Three Months Ended
	June 30, 2021	June 30, 2020
Operating costs related to Mature Clinics	$75,988	$53,767
Operating costs related to 2021 Clinic Additions	2,019	-
Operating costs related to 2020 Clinic Additions	4,934	1,513
Operating costs related to clinics sold or closed in 2021	(2)	132
Operating costs related to clinics sold or closed in 2020	14	1,425
Physical therapy operations	82,953	56,837
Physical therapy management contracts	2,202	1,163
Industrial injury prevention services	7,491	6,479
	$92,646	$64,479

U.S. Physical Therapy Press Release	Page 4
August 5, 2021

•
Total salaries and related costs, including physical therapy operations and the industrial injury prevention business, were 54.3% of net revenues for the 2021 Second Quarter versus 51.8% for the 2020 Second Quarter. Rent, supplies, contract labor and other costs as a percentage of net revenues were 17.7% for the 2021 Second Quarter versus 24.2% for the 2020 Second Quarter. The provision for credit losses as a percentage of net revenue was 1.1% for the 2021 Second Quarter and 0.9% for the 2020 Second Quarter.

•
Gross profit for the 2021 Second Quarter, excluding closure costs, was $34.3 million, an increase of  $14.9 million, or approximately 76.9%, as compared to $19.4 million for the 2020 Second Quarter. The gross profit percentage, excluding closure costs, was 27.0% of net revenue for the 2021 Second Quarter, an increase of 390 basis points as compared to 23.1% for the 2020 Second Quarter. The gross profit percentage for the Company’s physical therapy clinics, excluding closure costs, was 27.3% for the 2021 Second Quarter, an improvement of 560 basis points as compared to 21.7% for the 2020 Second Quarter. The gross profit percentage on physical therapy management contracts was 19.6% for the 2021 Second Quarter, a decrease of 730 basis points as compared to 26.9% for the 2020 Second Quarter.  The gross profit percentage for the industrial injury prevention business was 25.3% for the 2021 Second Quarter, a decrease of 760 basis points as compared to 32.9% for the 2020 Second Quarter. The table below details the gross profit, excluding closure costs (in thousands):

	Three Months Ended
	June 30, 2021	June 30, 2020
Gross profit, excluding closure costs:
Physical therapy operations	$31,203	$15,770
Management contracts	536	429
Industrial injury prevention services	2,543	3,179
Gross profit, excluding closure costs	$34,282	$19,378
Physical therapy operations - closure costs	(22)	94
Gross profit	$34,304	$19,284

•
Corporate office costs were $12.1 million for the 2021 Second Quarter compared to $9.0 million for the 2020 Second Quarter. Corporate office costs were 9.5% of net revenues for the 2021 Second Quarter as compared to 10.8% for the 2020 Second Quarter.  The increase in costs was primarily due to higher salaries and benefits for the 2021 Second Quarter compared to the 2020 Second Quarter, which included salary reductions and furloughs related to the pandemic.

•
Operating income for the 2021 Second Quarter was $22.2 million, an increase of  $12.0 million, or 116.6%, as compared to $10.3 million for the 2020 Second Quarter. Operating income as a percentage of net revenue increased by 530 basis points from 12.2% for the 2020 period to 17.5% for the 2021 period.

•	Interest expense was $237,000 for the 2021 Second Quarter and $653,000 for the 2020 Second Quarter due to reduced borrowings under the Company’s revolving credit line.

•
The provision for income tax was $4.6 million for the 2021 Second Quarter and $3.9 million for the 2020 Second Quarter. The provision for income tax as a percentage of income before taxes less net income attributable to non-controlling interest (effective tax rate) was 26.9% for the 2021 Second Quarter and 27.5% for the 2020 Second Quarter. See table below ($ in thousands):

	Three Months Ended
	June 30, 2021	June 30, 2020

Income before taxes	$22,039	$18,645

Less: net income attributable to non-controlling interests:
Redeemable non-controlling interests - temporary equity	(3,611)	(2,996)
Non-controlling interests - permanent equity	(1,425)	(1,535)
	$(5,036)	$(4,531)

Income before taxes less net income attributable to non-controlling interests	$17,003	$14,114

Provision for income taxes	$4,567	$3,882

Percentage	26.9%	27.5%

•
Net income attributable to redeemable non-controlling interests (temporary equity) was $3.6 million for the 2021 Second Quarter and $3.0 million for the 2020 Second Quarter.  Net income attributable to non-controlling interests (permanent equity) was $1.4 million for the 2021 Second Quarter and $1.5 million for the 2020 Second Quarter.

U.S. Physical Therapy Press Release	Page 5
August 5, 2021

2021 Six Months Compared to 2020 Six Months

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Reported net revenues for the 2021 Six Months increased $42.7 million, or 21.7% to $239.3 million as compared to $196.6 million for the 2020 Six Months.  See table below for a detail of reported net revenues (in thousands):

	For the Six Months Ended
	June 30, 2021	June 30, 2020
Revenue related to Mature Clinics	$199,068	$165,277
Revenue related to 2021 Clinic Additions	2,549	-
Revenue related to 2020 Clinic Additions	10,732	2,930
Revenue from clinics sold or closed in 2021	141	333
Revenue from clinics sold or closed in 2020	2	3,865
Net patient revenues from physical therapy operations	212,492	172,405
Other revenue	1,464	895
Revenue from physical therapy operations	213,956	173,300
Management contract revenue	5,297	3,740
Industrial injury prevention services	20,043	19,534
Total Revenue	$239,296	$196,574

•
Net patient revenues from physical therapy operations increased $40.1 million, or 23.3%, to $212.5 million for the 2021 Six Months from $172.4 million for the 2020 Six Months. Included in net patient revenues are revenues related to clinics sold or closed in 2021 and 2020 of $0.1 million for the 2021 Six Months and $4.2 million for the 2020 Six Months.  During 2021 Six Months, the Company sold its interest in 2 clinics and closed 1 clinic. During the full year of 2020, the Company sold its interest in 14 clinics and closed 34 clinics. For comparison purposes, adjusted for revenue from the clinics sold or closed, net patient revenues from physical therapy operations was approximately $212.3 million for the Six Months 2021, inclusive of $13.3 million related Clinic Additions and $168.2 million for the 2020 Six Months, inclusive of $2.9 million for 2020 Clinic Additions. Net patient revenues related to Mature Clinics increased $33.8 million for the 2021 Six Months compared to the 2020 Six Months.  The average net patient revenue per visit was $104.58 for the 2021 Six Months as compared to $104.70 for the 2020 Six Months, including all clinics operational during such periods. Total patient visits were 2,031,858 for the 2021 Six Months and 1,646,724 for the 2020 Six Months, an increase of 23.4%.

•	Revenue from physical therapy management contracts was $5.3 million for the 2021 Six Months, an increase of 41.6%, as compared to $3.7 million for the 2020 Six Months.

•	Revenue from the industrial injury prevention business increased 2.6% to $20.0 million for the 2021 Six Months as compared to $19.5 million for the 2020 Six Months.

•
Other miscellaneous revenue was $1.5 million for the 2021 Six Months and $0.9 million for the 2020 Six Months.  Other miscellaneous revenue includes a variety of services, including athletic trainers provided for schools and athletic events.

•
Total operating costs, excluding closure costs, were $179.1 million for the 2021 Six Months, or 74.8% of net revenues, an improvement of 550 basis points as compared to $157.8 million for the 2020 Six Months, or 80.3% of net revenues. Included in operating costs for the 2021 Six Months was $11.7 million related to Clinic Additions, of which $9.6 million is associated with 2020 Clinic Additions.  Operating costs for Mature Clinics decreased by $15.4 million for the 2021 Six Months compared to the 2020 Six Months.  In addition, operating costs related to the industrial injury prevention business increased by $0.1 million.  See table below for a detail of operating costs, excluding closure costs (in thousands):

	For the Six Months Ended
	June 30, 2021	June 30, 2020
Operating costs related to Mature Clinics	$147,975	$132,591
Operating costs related to 2021 Clinic Additions	2,161	-
Operating costs related to 2020 Clinic Additions	9,569	2,272
Operating costs related to clinics sold or closed in 2021	154	395
Operating costs related to clinics sold or closed in 2020	(4)	4,829
Physical therapy operations	159,855	140,087
Physical therapy management contracts	4,448	2,975
Industrial injury prevention services	14,778	14,691
	$179,081	$157,753

U.S. Physical Therapy Press Release	Page 6
August 5, 2021

•
Total salaries and related costs, including physical therapy operations and the industrial injury prevention business, were 55.4% of net revenues for the 2021 Six Months versus 57.2% for the 2020 Six Months. Rent, supplies, contract labor and other costs as a percentage of net revenues were 18.3% for the 2021 Six Months versus 22.0% for the 2020 Six Months. The provision for credit losses as a percentage of net revenue was 1.1% for the 2021 Six Months and 2020 Six Months.

•
Gross profit for the 2021 Six Months, excluding closure costs, was $60.2 million, an increase of $21.4 million, or 55.1%, as compared to $38.8 million for the 2020 Six Months. The gross profit percentage, excluding closure costs, was 25.2% of net revenue for the 2021 Six Months, an increase of 550 basis points as compared to 19.7% for the 2020 Six Months. The gross profit percentage for the Company’s physical therapy clinics, excluding closure costs, was 25.3% for the 2021 Six Months, an improvement of 610 basis points as compared to 19.2% for the 2020 Six Months. The gross profit percentage on physical therapy management contracts was 16.0% for the 2021 Six Months, a decrease of 450 basis points as compared to 20.5% for the 2020 Six Months. The gross profit percentage for the industrial injury prevention business was 26.3% for the 2021 Six Months, an improvement of 150 basis points as compared to 24.8% for the 2020 Six Months. The table below details the gross profit, excluding closure costs (in thousands):

	For the Six Months Ended
	June 30, 2021	June 30, 2020
Gross profit, excluding closure costs:
Physical therapy operations	$54,101	$33,213
Management contracts	849	765
Industrial injury prevention services	5,265	4,843
Gross profit, excluding closure costs	$60,215	$38,821
Physical therapy operations - closure costs	15	3,846
Gross profit	$60,200	$34,975

•
Corporate office costs were $22.9 million for the 2021 Six Months compared to $20.7 million for the 2020 Six Months. Corporate office costs were 9.6% of net revenues for the 2021 Six Months as compared to 10.5% for the 2020 Six Months.  The increase was primarily due to higher salaries and benefits for the 2021 Six Months compared to the 2020 Six Months.  The 2020 Six Months included salary reductions and furloughs related to the pandemic.

•
Operating income for the 2021 Six Months was $37.3 million, an increase of  $23.0 million, or 160.9%, as compared to $14.3 million for the 2020 Six Months. Operating income as a percentage of net revenue increased by 830 basis points from 7.3% for the 2020 period to 15.6% for the 2021 period.

•	Interest expense was $483,000 for the 2021 Six Months and $1.1 million for the 2020 Six Months due to reduced borrowings under the Company’s revolving credit line.

•
The provision for income tax was $7.5 million for the 2021 Six Months and $4.2 million for the 2020 Six Months. The provision for income tax as a percentage of income before taxes less net income attributable to non-controlling interest (effective tax rate) was 26.7% for the 2021 Six Months and 27.1% for the 2020 Second Quarter. See table below ($ in thousands):

	For the Six Months Ended
	June 30, 2021	June 30, 2020

Income before taxes	$36,869	$22,275

Less: net income attributable to non-controlling interests:
Non-controlling interests - permanent equity	(6,064)	(4,792)
Redeemable non-controlling interests - temporary equity	(2,685)	(2,061)
	$(8,749)	$(6,853)

Income before taxes less net income attributable to non-controlling interests	$28,120	$15,422

Provision for income taxes	$7,511	$4,174

Percentage	26.7%	27.1%

•
Net income attributable to redeemable non-controlling interests (temporary equity) was $6.6 million for the 2021 Six Months and $4.8 million for the 2020 Six Months.  Net income attributable to non-controlling interests (permanent equity) was $2.7 million for the 2021 Six Months and $2.1 million for the 2020 Six Months.

U.S. Physical Therapy Press Release	Page 7
August 5, 2021

Medicare Accelerated and Advance Payment Program (“MAAPP Funds”)
In response to the COVID-19 pandemic, the federal government approved the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The CARES Act allowed for qualified healthcare providers to receive advanced payments under the MAAPP Funds during the COVID-19 pandemic. Under this program, healthcare providers could choose to receive advanced payments for future Medicare services provided. The Company applied for and received approval from Centers for Medicare & Medicaid Services (“CMS”) in April 2020. The Company recorded the $14.1 million in advance payments received as a liability. During the first quarter of 2021, the Company repaid the MAAPP Funds of $14.1 million rather than applying them to future services performed.

Relief Funds

On March 27, 2020, the CARES Act was enacted. The CARES Act provided additional waivers, reimbursement, grants and other funds to assist health care providers during the COVID-19 pandemic, including $100.0 billion in appropriations for the Public Health and Social Services Emergency Fund, also referred to as the Provider Relief Fund, to be used for preventing, preparing, and responding to the coronavirus, and for reimbursing eligible health care providers for lost revenues and health care related expenses that are attributable to COVID-19.

Through December 31, 2020, the Company’s consolidated subsidiaries received approximately $13.5 million of payments under the CARES Act (“Relief Funds”). Under the Company’s accounting policy, these payments were recorded as Other income – Relief Funds. These funds are not required to be repaid upon attestation and compliance with certain terms and conditions, which could change materially based on evolving grant compliance provisions and guidance provided by the U.S. Department of Health and Human Services. Currently, the Company can attest and comply with the terms and conditions.  The Company will continue to monitor the evolving guidelines and may record adjustments as additional information is released.  There were no Relief Funds received in the 2021 Six Months.

Other Financial Measures
For the 2021 Second Quarter, the Company's Adjusted EBITDA was $21.8 million, an increase of $2.8 million, or 14.5%, compared to $19.0 million for the 2020 Second Quarter, inclusive of Relief Funds and an increase of $2.7 million, or 14.1%, compared to $19.1 million for the 2019 Second Quarter. For the 2021 Six Months, the Company's Adjusted EBITDA was $37.4 million compared to $27.0 million for the 2020 Six Months inclusive of Relief Funds, and $34.7 million for the 2019 Six Months. See definition, explanation and calculation of Adjusted EBITDA in the schedule on pages 13 and 14.

Acquisition in Second Quarter 2021

As previously reported, the Company acquired a 65% interest in an eight-clinic physical therapy practice at the end of the 2021 Second Quarter with the practice founder retaining 35%. The purchase price was approximately $10.3 million, of which $9.0 million was paid in cash, $1.0 million is payable based on certain criteria and $0.3 million is in a note payable. The business generates $7.3 million in annual revenue and has approximately 65,000 annual patient visits. The Company’s strategy is to continue acquiring multi-clinic outpatient physical therapy practices, to develop outpatient physical therapy clinics as satellites in existing partnerships and to continue acquiring companies that provide industrial injury prevention services.

Quarterly Dividend
In response to the Company’s strong performance thus far in 2021 and confidence in its future performance, the Company’s Board of Directors increased the Company’s quarterly dividend on August 3, 2021, from $0.35 per share to $0.38 per share, an increase of 8.6%.  The Board of Directors subsequently declared a quarterly dividend of $0.38 per share which will be paid on September 17, 2021 to shareholders of record as of August 20, 2021.

Management Revises 2021 Earnings Guidance

Management currently expects the Company’s Operating Results for 2021 to be in the range of $39.4 million to $40.6 million, or $3.05 to $3.15 per diluted share.  The increase in the guidance range is attributable to the Company’s strong performance for the 2021 Second Quarter, the impact of the acquisition closed in the 2021 Second Quarter, and confidence in the sustainability of the Company’s  performance through the remainder of 2021.

This earnings range is based on an estimated annual effective tax rate of approximately 27.0%.  Please note that the earnings guidance represents projected Operating Results from existing operations and excludes future acquisitions.  The 2021 earnings guidance range excludes expenses associated with the previously-announced retirement and replacement of one of the Company’s co-Chief Operating Officers.  The annual guidance figures will not be updated unless there is a material development that causes management to believe that Operating Results will be significantly outside the given range.

U.S. Physical Therapy Press Release	Page 8
August 5, 2021

Management’s Comments

Chris Reading, Chief Executive Officer, said, “Throughout this last year and a half our partners, directors and clinical staff have done a truly exemplary job providing excellent care in a very challenging environment. As evidenced by our record visits per clinic per day numbers this quarter, our patients and referral sources continue to seek us out for care. I remain very grateful for our entire team’s efforts through this COVID-19 pandemic. It hasn’t been easy, but throughout our organization across our many partnerships and in every support department, our people have truly risen to the challenge.”

Carey Hendrickson, Chief Financial Officer, said, “Our balance sheet remains in a very solid position and our record-high volumes are resulting in outstanding cash generation. We are pleased with the excellent results generated by our team in the first half of 2021, and we are confident in the Company’s future performance as signaled by the raising of our full year 2021 guidance range for the second time this year and the interim increase in our quarterly dividend rate.”
Second Quarter 2021 Conference Call

U.S. Physical Therapy's management will host a conference call at 10:30 a.m. Eastern Time, 9:30 a.m. Central Time, on August 5, 2021 to discuss results for the Company's 2021 Second Quarter. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and entering reservation number 7486602 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed until November 5, 2021 at U.S. Physical Therapy’s website.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

•
occurrence of the multiple effects of the impact of public health crises and epidemics/pandemics, such as the novel strain of  COVID-19 (coronavirus) which the financial magnitude and timing cannot be estimated;

•	changes as the result of government enacted national healthcare reform;
•	changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification and/or enrollment status, including the Medicare reimbursement reductions;
•	revenue we receive from Medicare and Medicaid being subject to potential retroactive reductions;
•	business and regulatory conditions including federal and state regulations;
•	governmental and other third-party payor inspections, reviews, investigations and audits, which may result in sanctions or reputational harm and increased costs;
•	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•	changes in reimbursement rates or payment methods from third party payors including government agencies, and changes in the deductibles and co-pays owed by patients;
•	revenue and earnings expectations;
•	legal actions, which could subject us to increased operating costs and uninsured liabilities;
•	general economic conditions;
•	availability and cost of qualified physical therapists;
•	personnel productivity and retaining key personnel;
•
competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•
competitive environment in the industrial injury prevention business, which could result in the termination or non-renewal of contractual service arrangements and other adverse financial consequences for that service line;

•	acquisitions, purchase of non-controlling interests (minority interests) and the successful integration of the operations of the acquired businesses;
•	maintaining our information technology systems with adequate safeguards to protect against cyber-attacks;
•
a security breach of our or our third party vendors’ information technology systems may subject us to potential legal action and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 of the Health Information Technology for Economic and Clinical Health Act;

•	maintaining adequate internal controls;
•	maintaining necessary insurance coverage;
•	availability, terms, and use of capital; and
•	weather and other seasonal factors.

See Risk Factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see the other sections of this report and our other periodic reports filed with the Securities and Exchange Commission (the “SEC”) for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement may no longer be accurate.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 575 outpatient physical therapy clinics in 39 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 39 physical therapy facilities for unaffiliated third parties, including hospitals and physician groups. The Company also has an industrial injury prevention business which provides onsite services for clients’ employees including injury prevention and rehabilitation, performance optimization, post-offer employment testing, functional capacity evaluations, and ergonomic assessments. More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. Physical Therapy Press Release	Page 9
August 5, 2021

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)
	Three Months Ended		For the Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Net patient revenues	$113,238	$72,279	$212,492	$172,405
Other revenues	13,690	11,578	26,804	24,169
Net revenues	126,928	83,857	239,296	196,574
Operating costs:
Salaries and related costs	68,866	43,429	132,681	112,433
Rent, supplies, contract labor and other	22,416	20,311	43,836	43,220
Provision for credit losses	1,364	739	2,564	2,100
Closure costs - lease and other	(22)	94	15	1,987
Closure costs - derecognition of goodwill	-	-	-	1,859
Total operating costs	92,624	64,573	179,096	161,599

Gross profit	34,304	19,284	60,200	34,975

Corporate office costs	12,074	9,022	22,948	20,699
Operating income	22,230	10,262	37,252	14,276

Other income and expense
Relief Funds	-	7,959	-	7,959
Gain on sale of partnership interest and clinics	-	1,073	-	1,073
Interest and other income, net	46	4	100	47
Interest expense - debt and other	(237)	(653)	(483)	(1,080)
Total other income and expense	(191)	8,383	(383)	7,999
Income before taxes	22,039	18,645	36,869	22,275

Provision for income taxes	4,567	3,882	7,511	4,174

Net income	17,472	14,763	29,358	18,101

Less: net income attributable to non-controlling interests:
Redeemable non-controlling interests - temporary equity	(3,611)	(2,996)	(6,064)	(4,792)
Non-controlling interests - permanent equity	(1,425)	(1,535)	(2,685)	(2,061)
	(5,036)	(4,531)	(8,749)	(6,853)

Net income attributable to USPH shareholders	$12,436	$10,232	$20,609	$11,248

Basic and diluted earnings per share attributable to USPH shareholders	$0.82	$0.99	$1.03	$1.19

Shares used in computation - basic and diluted	12,902	12,843	12,886	12,820

Dividends declared per common share	$0.35	$-	$0.70	$0.32

U.S. Physical Therapy Press Release	Page 10
August 5, 2021

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	June 30, 2021	December 31, 2020
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$20,419	$32,918
Patient accounts receivable, less allowance for credit losses of $2,435 and $2,008, respectively	45,144	41,906
Accounts receivable - other	9,025	9,039
Other current assets	5,111	3,773
Total current assets	79,699	87,636
Fixed assets:
Furniture and equipment	57,538	55,426
Leasehold improvements	35,986	35,320
Fixed assets, gross	93,524	90,746
Less accumulated depreciation and amortization	71,964	69,081
Fixed assets, net	21,560	21,665
Operating lease right-of-use assets	87,090	81,595
Goodwill	373,887	345,646
Other identifiable intangible assets, net	59,216	56,280
Other assets	1,506	1,539
Total assets	$622,958	$594,361

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, USPH SHAREHOLDERS’ EQUITY AND NON-CONTROLLING INTERESTS
Current liabilities:
Accounts payable - trade	$1,782	$1,335
Accrued expenses	44,720	59,746
Current portion of operating lease liabilities	27,860	27,512
Current portion of notes payable	1,017	4,899
Total current liabilities	75,379	93,492
Notes payable, net of current portion	821	596
Revolving line of credit	38,000	16,000
Deferred taxes	8,281	7,779
Operating lease liabilities, net of current portion	66,887	61,985
Other long-term liabilities	5,442	4,539
Total liabilities	194,810	184,391

Redeemable non-controlling interests - temporary equity	143,337	132,340

Commitments and Contingencies

U.S. Physical Therapy, Inc. ("USPH") shareholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized,
15,121,669 and 15,066,282 shares issued, respectively	151	151
Additional paid-in capital	99,039	95,622
Retained earnings	216,286	212,015
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total USPH shareholders’ equity	283,848	276,160
Non-controlling interests - permanent equity	963	1,470
Total USPH shareholders' equity and non-controlling interests - permanent equity	284,811	277,630
Total liabilities, redeemable non-controlling interests,
USPH shareholders' equity and non-controlling interests - permanent equity	$622,958	$594,361

U.S. Physical Therapy Press Release	Page 11
August 5, 2021

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Six Months Ended
	June 30, 2021	June 30, 2020
OPERATING ACTIVITIES
Net income including non-controlling interests	$29,358	$18,101
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization	5,484	5,333
Provision for credit losses	2,564	2,100
Equity-based awards compensation expense	3,405	3,389
Deferred income taxes	3,160	(1,737)
Loss on sale of fixed assets	106	429
Gain on sale of partnership interest	-	(1,073)
Derecognition (write-off) of goodwill - closed clinics	-	1,859
Changes in operating assets and liabilities:
(Increase) decrease in patient accounts receivable	(5,325)	8,880
Decrease in accounts receivable - other	129	283
(Increase) decrease in other assets	(255)	5,969
(Decrease) increase in accounts payable and accrued expenses	(3,672)	4,478
Increase in other long-term liabilities	602	345
Net cash provided by operating activities	35,556	48,356

INVESTING ACTIVITIES
Purchase of fixed assets	(3,301)	(4,628)
Purchase of majority interest in businesses, net of cash acquired	(20,402)	(11,633)
Purchase of redeemable non-controlling interest, temporary equity	(9,536)	(2,388)
Purchase of non-controlling interest, permanent equity	-	(144)
Proceeds on sale of redeemable non-controlling interest, temporary equity	32	19
Proceeds on sales of partnership interest, clinics and fixed assets	(168)	695
Net cash used in investing activities	(33,375)	(18,079)

FINANCING ACTIVITIES
Distributions to non-controlling interests, permanent and temporary equity	(9,398)	(5,707)
Cash dividends paid to shareholders	(9,028)	(4,110)
Proceeds from revolving line of credit	128,000	99,000
Payments on revolving line of credit	(106,000)	(112,000)
Principal payments on notes payable	(4,207)	(314)
(Payment) receipt of Medicare Accelerated and Advance Funds	(14,054)	12,861
Other	7	-
Net cash used in financing activities	(14,680)	(10,270)

Net (decrease) increase in cash and cash equivalents	(12,499)	20,007
Cash and cash equivalents - beginning of period	32,918	23,548
Cash and cash equivalents - end of period	$20,419	$43,555

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$6,967	$57
Interest	$741	$944
Non-cash investing and financing transactions during the period:
Purchase of businesses - seller financing portion	$550	$300
Purchase of businesses - payable	$1,000	$-
Purchase of redeemable non-controlling interest - notes payable	$-	$137
Notes payable due to purchase of non-controlling interest, permanent equity	$-	$699
Note receivables related to sale of partnership interest	$287	$386

U.S. Physical Therapy Press Release	Page 12
August 5, 2021

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
OPERATING RESULTS AND ADJUSTED EBITDA
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

The following tables provide detail of the diluted earnings per share computation and reconcile net income attributable to USPH shareholders calculated in accordance with GAAP to Operating Results and Adjusted EBITDA. Management believes providing Operating Results and Adjusted EBITDA to investors is useful information for comparing the Company's period-to-period results.

Operating Results, a non-Generally Accepted Accounting Principles (“GAAP”) measure, equals net income attributable to USPH diluted shareholders per the consolidated statements of income less gain on sale of partnership interests and clinics plus charges incurred for clinic closure costs and expenses related to CFO transition, all net of taxes.  The earnings per share from Operating Results also excludes the impact of the revaluation of redeemable non-controlling interest.  In accordance with current accounting guidance, the revaluation of redeemable non-controlling interest, net of tax, is included in the earnings per basic and diluted share calculation, although it is not included in net income but charged directly to retained earnings.

Adjusted EBITDA is defined as net income attributable to USPH shareholders before interest income, interest expense, taxes, depreciation, amortization, equity-based awards compensation expense and derecognition of goodwill related to clinic closures.   Management believes reporting Adjusted EBITDA is useful information for investors in comparing the Company’s period-to-period results as well as comparing with similar businesses which report adjusted EBITDA as defined by their company.

Management uses Operating Results and Adjusted EBITDA, which eliminates certain items described above that can be subject to volatility and unusual costs, as one the principal measures to evaluate and monitor financial performance period over period.  Management believes that Operating Results and Adjusted EBITDA is useful information for investors to use in comparing the Company's period-to-period results as well as for comparing with other similar businesses since most do not have redeemable instruments and therefore have different equity structures.

Operating Results and Adjusted EBITDA are not measures of financial performance under GAAP. Adjusted EBITDA and Operating Results should not be considered in isolation or as an alternative to, or substitute for, net income attributable to USPH shareholders presented in the consolidated financial statements.

U.S. Physical Therapy Press Release	Page 13
August 5, 2021

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
OPERATING RESULTS AND ADJUSTED EBITDA
2021 PERIODS COMPARED TO 2020 PERIODS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Computation of earnings per share - USPH shareholders:
Net income attributable to USPH shareholders	$12,436	$10,232	$20,609	$11,248
Credit (charges) to retained earnings:
Revaluation of redeemable non-controlling interest	(2,549)	3,344	(9,819)	5,473
Tax effect at statutory rate (federal and state) of 25.55% and 26.25%, respectively	651	(878)	2,508	(1,437)
	$10,538	$12,698	$13,298	$15,284

Earnings per share (basic and diluted)	$0.82	$0.99	$1.03	$1.19

Adjustments:
Closure costs	(22)	94	15	3,846
Expenses related to CFO transition	-	-	-	133
Gain on sale of partnership interest and clinics	-	(1,073)	-	(1,073)
Relief Funds	-	(7,958)	-	(7,958)
Allocation to non-controlling interest	-	1,900	-	1,900
Revaluation of redeemable non-controlling interest	2,549	(3,344)	9,819	(5,473)
Tax effect at statutory rate (federal and state) of 25.55% and 26.25%, respectively	(651)	2,725	(2,508)	2,264
Operating Results (without Relief Funds)	$12,414	$5,042	$20,624	$8,923

Relief Funds	$-	7,958	$-	7,958
Allocation to non-controlling interest	-	(1,900)	-	(1,900)
Tax effect at statutory rate (federal and state) of 26.25%	-	(1,590)	-	(1,590)
Operating Results (including Relief Funds)	$12,414	$9,510	$20,624	$13,391

Basic and diluted Operating Results (without Relief Funds) per share	$0.96	$0.39	$1.60	$0.70
Basic and diluted Operating Results (including Relief Funds) per share	$0.96	$0.74	$1.60	$1.04

Shares used in computation - basic and diluted	12,902	12,843	12,886	12,820

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net income attributable to USPH shareholders	$12,436	$10,232	$20,609	$11,248

Adjustments:
Depreciation and amortization	2,803	2,726	5,484	5,333
Closure costs - derecognition of goodwill	-	-	-	1,859
Relief Funds	-	(7,958)		(7,958)
Interest income	(46)	(4)	(100)	(47)
Interest expense - debt and other	236	653	483	1,080
Provision for income taxes	4,567	3,882	7,511	4,174
Equity-based awards compensation expense	1,754	1,503	3,405	3,389
Adjusted EBITDA (without Relief Funds)	$21,750	$11,034	$37,392	$19,078
Relief Funds	-	7,958		7,958
Adjusted EBITDA	$21,750	$18,992	$37,392	$27,036

U.S. Physical Therapy Press Release	Page 14
August 5, 2021

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
OPERATING RESULTS AND ADJUSTED EBITDA
2021 PERIODS COMPARED TO 2019 PERIODS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2019	2021	2019
Computation of earnings per share - USPH shareholders:
Net income attributable to USPH shareholders	$12,436	$14,620	$20,609	$23,063
Credit (charges) to retained earnings:
Revaluation of redeemable non-controlling interest	(2,549)	(5,169)	(9,819)	(9,830)
Tax effect at statutory rate (federal and state) of 25.55% and 26.25%, respectively	651	1,356	2,508	2,580
	$10,538	$10,807	$13,298	$15,813

Earnings per share (basic and diluted)	$0.82	$0.85	$1.03	$1.24

Adjustments:
Closure costs	(22)	-	15	-
Expenses related to CFO transition	-	-	-	-
Gain on sale of partnership interest and clinics	-	(5,823)	-	(5,823)
Revaluation of redeemable non-controlling interest	2,549	5,169	9,819	9,830
Tax effect at statutory rate (federal and state) of 25.55% and 26.25%, respectively	(651)	172	(2,508)	(1,052)
Operating Results	$12,414	$10,325	$20,624	$18,768

Basic and diluted Operating Results per share	$0.96	$0.81	$1.60	$1.47

Shares used in computation - basic and diluted	12,902	12,767	12,886	12,738

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2019	2021	2019

Net income attributable to USPH shareholders	$12,436	$14,620	$20,609	$23,063

Adjustments:
Depreciation and amortization	2,803	2,520	5,484	4,920
Gain on sale of partnership interest	-	(5,823)	-	(5,823)
Interest income	(46)	(4)	(100)	(20)
Interest expense - debt and other	236	607	483	965
Provision for income taxes	4,567	5,318	7,511	8,026
Equity-based awards compensation expense	1,754	1,830	3,405	3,558
Adjusted EBITDA	$21,750	$19,068	$37,392	$34,689

U.S. Physical Therapy Press Release	Page 15
August 5, 2021

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
RECAP OF PHYSICAL THERAPY OPERATIONS
CLINIC COUNT

Date	Number of Clinics

March 31, 2020	567
June 30, 2020	554
September 30, 2020	550
December 31, 2020	554

March 31, 2021	564
June 30, 2021	575